                                                                   EXHIBIT 99.14



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


       I hereby consent to being named as a person about to become a director to the Board of Directors of Pioneer Natural Resources Company, a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto, filed with the Securities and Exchange Commission.


                                                  /s/ Scott D. Sheffield
                                                  ------------------------------
                                                  Scott D. Sheffield


Dated:  April 25, 1997